UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2017
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Credit Agreement
On August 7, 2017, we, through one of our wholly-owned subsidiaries, entered into a new credit agreement with ECMC Group, Inc. (“ECMC”) (the “New Credit Agreement”).  The New Credit Agreement provides for a term loan facility in the initial amount of $44 million (the “Initial Term Loan”) and for up to $15 million of additional term loans (“Additional Term Loans”) which Additional Term Loans may be drawn until the second anniversary of the funding of the Initial Term Loan, subject to the satisfaction of customary conditions.  On August 11, 2017, the Initial Term Loan was advanced, the proceeds of which were applied to repay all outstanding amounts owed under our prior credit agreement entered into on March 19, 2012, with Madison Capital Funding LLC as administrative agent, ING Capital LLC as syndication agent and other lenders party thereto. See Item 5 of Part II of our quarterly report on Form 10-Q dated August 9, 2017 for further information regarding the material terms and conditions of the New Credit Agreement.
Warrant
In connection with the advance of the Initial Term Loan, we issued to ECMC a warrant to purchase up to an aggregate of 3,863,326 shares of our common stock (representing approximately up to 7.5% of our diluted common stock as calculated using the “treasury stock” method as defined under GAAP for the most recent completed fiscal quarter) with an exercise price of $1.92 per share (the “Warrant”). The number of shares of common stock with respect to which the Warrant is exercisable and the exercise price of the Warrant will be adjusted to reflect any stock splits, recapitalizations or similar adjustments in the number of outstanding shares of our common stock. The Warrant expires on the fifth anniversary of the issue date.
Registration Rights Agreement
In connection with the issuance of the Warrant, we entered into a Registration Rights Agreement with ECMC (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, we agreed to file a registration statement on Form S-3 (or if Form S-3 is not then available, such other form of registration statement as is then available) with the Securities and Exchange Commission promptly, but in no event later than thirty (30) days following the execution date of the Registration Rights Agreement, to register the resale of shares of our common stock issuable upon the exercise of the Warrant.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above relating to the advancement of the Initial Term Loan is hereby incorporated by reference into this Item 2.03.

Item 3.02     Unregistered Sale of Equity Securities.
The Warrant described in Item 1.01 above was offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. The Warrant contains representations and warranties to support our reasonable belief that ECMC had access to information concerning its operations and financial condition, that ECMC is acquiring the Warrant for its own account and not with a view to the distribution thereof, and that ECMC is an “accredited investor” as defined by Rule 501 promulgated under the Securities Act.
The foregoing description of the New Credit Agreement, the Warrant, and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the New Credit Agreement, the Warrant, and the Registration Rights Agreement, which are included as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item  9.01    Financial Statements and Exhibits.
(d)    Exhibits

4.1	Form of Warrant to Purchase Common Stock issued to ECMC Group, Inc., dated as of August 11, 2017.

10.1
Credit Agreement, dated as of August 7, 2017, by and among Performant Business Services, Inc., and ECMC Group, Inc. (incorporated by reference to Exhibit 10.1 to the Form 10-Q filed on August 9, 2017).

10.2	Registration Rights Agreement, dated as of August 11, 2017, by and between the Company and ECMC Group, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 17, 2017
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Ian Johnston
Ian Johnston
Vice President and Chief Accounting Officer